Filed Pursuant to Rule 424(b)(5)
Registration No. 333-236275

PROSPECTUS SUPPLEMENT

(To Prospectus dated February 14, 2020)

RGC Resources, Inc.

Up to $15,000,000 of

Common Stock

This prospectus supplement and the accompanying base prospectus relate to the offer and sale from time to time of shares of our common stock, par value $5.00 per share, in an aggregate offering amount of up to $15,000,000. The shares of our common stock to which this prospectus supplement relates will be offered from time to time through Janney Montgomery Scott LLC, acting as our sales agent (the “Sales Agent”).

Our common stock trades on the NASDAQ Global Market (“NASDAQ”) under the symbol RGCO. On March 4, 2020, the last reported sale price of our common stock, as reported on NASDAQ, was $28.76 per share.

The shares of our common stock to which this prospectus supplement relates may be offered and sold by any method permitted by law and deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including, but not limited to, sales made directly on or through NASDAQ or sales made to or through a market maker or through an electronic communications network, all pursuant to the terms of a sales agreement we have entered into with the Sales Agent. Subject to the terms and conditions of the sales agreement, the Sales Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell, on our behalf, the shares of our common stock requested to be sold by us. The Sales Agent will receive a commission equal to 2.5% of the gross sales price per share of our common stock that it sells under the sales agreement. The net proceeds that we will receive from any sales will be equal to the gross proceeds of any such sales less the commission payable to the sales agent as described above and any transaction fees imposed on such sales. See “Use of Proceeds” and “Plan of Distribution” in this prospectus supplement for more information.

Investing in our common stock involves certain risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement. You should carefully consider these risks before investing in shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying base prospectus. Any representation to the contrary is a criminal offense.

Janney Montgomery Scott

The date of this prospectus supplement is March 5, 2020

Prospectus Supplement

Base Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this common stock offering and certain other matters relating to us and our financial condition. The second part is the accompanying base prospectus, which gives more general information about us and our common stock. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. To the extent any information in the prospectus supplement differs from information in the accompanying base prospectus, you should only rely on the information in the prospectus supplement.

You should rely only on the information contained in or incorporated by reference into this document or included in other offering materials filed by us with the Securities and Exchange Commission (the “SEC”) which relate specifically to this offering. We have not authorized anyone, and we have not authorized the Sales Agent to authorize anyone, to provide you with different information. If anyone provides you with different or additional information, you should not rely on it. You should not assume that the information contained in or incorporated by reference into this document or included in other offering materials filed by us with the SEC is accurate as of any date other than the date of this document, the date of the document in which the incorporated information appears or the date of any such offering materials, as applicable. Our business, financial condition, results of operations and prospectus may have changed since the relevant date. This document may only be used where it is legal to sell these securities.

When we use the terms “we,” “our,” “us,” “RGC Resources” or the “Company” in the prospectus supplement or the accompanying base prospectus, we are referring to RGC Resources, Inc., a Virginia corporation, and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our file number with the SEC is 000-26591. Our SEC filings are available to the public over the Internet on the SEC’s website at http://www.sec.gov. Our website address is http://www.rgcresources.com. Information appearing on our website (other than the documents expressly incorporated by reference as described below) is not incorporated by reference into this prospectus supplement and you should not consider such information a part of this prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents without restating that information in this document. The information incorporated by reference into this prospectus supplement is considered to be part of this prospectus supplement. Information included in this prospectus supplement updates and supersedes information incorporated by reference from documents that we filed with the SEC prior to the date of this prospectus supplement, while information that we file with the SEC in the future will automatically update and supersede the information in this prospectus supplement or incorporated by reference into this prospectus supplement from documents filed prior to the date of this prospectus supplement.

We incorporate by reference into this prospectus supplement the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than any such documents or filings, or portions thereof, that are deemed to be furnished to, but not filed with, the SEC, until such time as all of the securities covered by this prospectus supplement have been sold or this offering is otherwise terminated:

•	Our Annual Report on Form 10-K for the year ended September 30, 2019, filed December 3, 2019;

•	Our Quarterly Report on Form 10-Q for the quarter ended December 31, 2019, filed February 5, 2020;

•

Our Current Reports on Form 8-K, or amendments thereto, filed November 26, 2019, December 9, 2019,  December 23, 2019 (concerning a credit agreement amendment entered into by one of our subsidiaries),  December 23, 2019 (concerning the hiring of our chief financial officer),  February 4, 2020,  February 5, 2020 (concerning an amendment to our articles of incorporation) and  February 5, 2020 (updating the description of our common stock); and

•	The description of our common stock contained in Exhibit 99.1 to Amendment No. 1 to Current Report on Form 8-K filed February 5, 2020.

Upon written or oral request, we will provide a copy of any of the documents incorporated herein by reference, without charge, to each person, including any beneficial owner, to whom this prospectus supplement is delivered. Requests for any such documents should be directed to:

RGC Resources, Inc.

519 Kimball Avenue, N.E.

Roanoke, Virginia 24016

Attn: Investor Relations

(540) 777-3853

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus supplement may contain or incorporate by reference forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the safe harbor provided by Section 27A of the Securities Act, and Section 21E of the Exchange Act. Examples include statements relating to such matters as anticipated financial performance, business prospects, technological developments, new products, research and development activities and similar matters. These statements, by their nature, involve estimates, projections, forecasts and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. Factors that could cause actual results or outcomes to differ from those in the forward-looking statements may accompany the statements themselves. In addition, generally applicable factors that could cause actual results or outcomes to differ from those in the forward-looking statements are discussed under the heading “Risk Factors” beginning on page S-8 of this prospectus supplement.

Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or circumstances or otherwise.

SUMMARY

The following summary contains basic information about us and this offering. It may not contain all of the information that is important to you. The “Description of Common Stock” section of the accompanying base prospectus contains more detailed information regarding our common stock. The following summary is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus supplement and the accompanying base prospectus, which you should read carefully before making a decision to invest in shares of our common stock.

RGC Resources

RGC Resources, incorporated in Virginia in July 1998, is an energy services company primarily engaged in the regulated sale and distribution of natural gas to residential, commercial and industrial customers in Roanoke, Virginia and the surrounding localities through its Roanoke Gas Company subsidiary. RGC Resources’ utility operations are regulated by the Virginia State Corporation Commission, which oversees the terms, conditions and rates to be charged to the Company’s natural gas customers. RGC Resources also holds, through RGC Midstream, LLC, an approximate 1% interest in Mountain Valley Pipeline, LLC, which was created in August 2014 for the purpose of constructing a natural gas pipeline connecting the Equitrans natural gas gathering and transmission system in northern West Virginia to the Transco interstate pipeline in south central Virginia with a planned interconnect to Roanoke Gas Company’s natural gas distribution system.

The Company’s principal executive offices are located at 519 Kimball Avenue, N.E., Roanoke, Virginia 24016 and its telephone number is (540) 777-4427.

The Offering

Issuer:	RGC Resources, Inc.

Securities Being Offered:	Shares of our common stock in an aggregate offering amount of up to $15,000,000.

Manner of Offering:	“At the market” as defined in Rule 415 under the Securities Act. See “Plan of Distribution” in this prospectus supplement for more information.

Use of Proceeds:	We intend to use the net proceeds from this offering to finance capital expenditures and for other general corporate purposes, including to reduce indebtedness or to fund future acquisitions of, or investments in, assets or businesses.

Risk Factors:	See “Risk Factors” beginning on page S-8 for a discussion of certain risks that you should carefully consider before investing in shares of our common stock.

NASDAQ Global Market Symbol:	RGCO

Transfer Agent and Registrar:	Broadridge Corporate Issuer Solutions, Inc.

RISK FACTORS

Investing in our common stock involves certain risks, including the risks referred to or described below that relate to our business and to this offering and our common stock. You should carefully consider and evaluate these risks, as well as the other information included and incorporated by reference into this prospectus supplement and the accompanying base prospectus, before deciding whether to invest in shares of our common stock. Our business, results of operations or financial condition could be adversely affected by any of these risks or by additional risks and uncertainties not currently known to us or that we currently consider immaterial.

Risks Related to Our Business

Our business is influenced by many factors that are difficult to predict, involve uncertainties that may materially affect actual results and are often beyond our control. We have identified and will in the future identify a number of these factors under the heading “Risk Factors” in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and/or Current Reports on Form 8-K, which are incorporated by reference into this prospectus supplement.

Risks Related to this Offering and Our Common Stock

The market price of our common stock may be adversely affected by the issuance and sale of our common stock, including pursuant to the sales agreement.

We are not restricted from issuing additional shares of our common stock or other equity-related securities. We cannot predict the effect that issuances or sales of our common stock, including pursuant to the sales agreement, may have on the market price for our common stock. The issuance and sale of substantial amounts of common stock or other equity-related securities could adversely affect the market price of our common stock.

The market price of our common stock may fluctuate significantly, and shares of our common stock may trade at prices below the price at which you purchased them.

The market price of our common stock may fluctuate significantly as a result of many factors, including, but not limited to:

•	general economic or political conditions;

•	volatility in the equity securities market;

•	the operating and stock price performance of other companies that investors or analysts may deem comparable to us;

•	changes in investors’ and analysts’ perception of our and/or our industry’s risk and return characteristics relative to other investment alternatives;

•	differences between our actual financial and operating results and those expected by investors and analysts;

•	adverse outcomes from litigation or regulatory or other governmental proceedings or investigations; and

•	changes in regulation or tax law.

These factors, as well as those referred to under “Risks Related to Our Business” above and other factors relating to the market as a whole or our industry, may adversely affect the market price of our common stock, regardless, in some instances, of our actual operating performance. As a result, shares of our common stock may trade at prices significantly below the price paid by you to acquire shares of our common stock.

We may not be able to continue paying regular dividend payments, which could adversely affect the market price of our common stock.

Our ability to continue paying regular dividends is based on many factors, including the success of our operations, the demand for our services, our regulatory environment and the cost recovery and other rate mechanisms available to us and our liquidity needs. Many of these factors are beyond our control and a change in these factors could adversely impact our ability to continuing paying regular dividends. In addition, certain covenants on new or existing debt could, in certain circumstances, limit our ability to pay dividends. A failure by us to continue paying regular dividends could adversely affect the market price of our common stock.

Our common stock is an equity security and is subordinate to our existing and any future indebtedness.

Shares of our common stock are equity interests and, as such, rank junior to all of our current indebtedness as well as any indebtedness incurred by us in the future. Accordingly, in the event of a bankruptcy, liquidation or other similar proceeding, your rights as a holder of our common stock will be subordinate to the rights of the holders of our indebtedness and any other non-equity claims against us.

Certain provisions in our organizational documents and under Virginia law may deter or delay an acquisition of us.

Certain provisions of the Virginia Stock Corporation Act and our articles of incorporation and bylaws may deter or delay certain transactions that our shareholders may otherwise consider to be in their best interest, including transactions that might result in our shareholders receiving a premium for their shares. See “Description of Common Stock” in the accompanying base prospectus and the material referred to therein for more information.

USE OF PROCEEDS

We intend to use the net proceeds from this offering to finance capital expenditures and for other general corporate purposes, including to reduce indebtedness or to fund future acquisitions of, or investments in, assets or businesses.

DESCRIPTION OF COMMON STOCK

We are authorized to issue 20,000,000 shares of common stock and 5,000,000 shares of preferred stock. As of March 5, 2020, no shares of preferred stock were outstanding. For a description of our common stock, see “Description of Common Stock” beginning on page 10 of the accompanying base prospectus.

PLAN OF DISTRIBUTION

We have entered into the sales agreement with the Sales Agent pursuant to which we may offer and sell from time to time shares of our common stock in an aggregate offering amount of up to $15,000,000. Sales under this prospectus supplement, if any, will be in “at the market” sales as defined in Rule 415 under the Securities Act, including, but not limited to, sales made directly on or through NASDAQ or sales made to or through a market maker or through an electronic communications network. In addition, the Sales Agent may purchase shares of our common stock for its own account as principal if expressly authorized to do so by us. The Sales Agent will not engage in any transactions that stabilize our common stock in connection with this offering.

From time to time during the term of the sales agreement, we will notify the Sales Agent of the amount of shares to be sold, the dates on which such sales are requested to be made, the minimum price below which sales may not be made and any limitation on the number of shares that may be sold in any one day. Once we have so notified the Sales Agent, unless the Sales Agent declines to accept such notice or until such notice is terminated or suspended by us as permitted by the sales agreement, the Sales Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell, on our behalf, such shares up to the amount specified in the notice and on such terms as are specified in the notice. The obligations of the Sales Agent under the sales agreement are subject to a number of customary conditions that we must meet, which the Sales Agent reserves the right to waive in its sole discretion. We or the Sales Agent may suspend the sale of shares under the sales agreement at any time upon providing notice to the other party of such suspension.

The Sales Agent will provide written confirmation to us no later than the opening of the trading day immediately following any trading day on which the Sales Agent has sold shares of common stock for us under the sales agreement. Each confirmation will include the number of shares sold on that day, the aggregate compensation payable by us to the Sales Agent in connection with the sales on that day and the net proceeds to us from such sales.

Settlement of sales under the sales agreement will occur on the second trading day following the date on which such sales are made, unless otherwise specified by us. Sales of our common stock under the sales agreement will be settled at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as we and the Sales Agent may mutually agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay the Sales Agent a commission equal to 2.5% of the gross sales price per share of our common stock that it sells under the sales agreement. The remaining sale proceeds, after deducting any transaction fees imposed on such sales, will equal our net proceeds for the sale of such shares under the sales agreement. We have agreed to reimburse the Sales Agent for certain of its legal and other expenses incurred in connection with this offering.

We will deliver copies of this prospectus supplement to NASDAQ or any other market on which shares are sold as may be required by the rules of such exchange or market. We will report at least quarterly, in respect of any quarter in which sales were made, the number of shares of our common stock sold by the Sales Agent under the sales agreement, the net proceeds received by us in connection with such sales and the gross compensation paid by us to the Sales Agent with respect to such sales.

In connection with the sale of shares of our common stock on our behalf under the sales agreement, the Sales Agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the Sales Agent may be deemed to be underwriting commissions or discounts. We have agreed in the sales agreement to provide indemnification and contribution to the Sales Agent against certain civil liabilities, including liabilities under the Securities Act.

The offering of our common stock pursuant to the sales agreement will terminate upon the earlier of the sale of all shares of common stock subject to the sales agreement or the termination of the sales agreement by us or the Sales Agent in accordance with the terms of the sales agreement.

The Sales Agent may, from time to time in the future, engage in transactions with and perform services for us in the ordinary course of business.

LEGAL MATTERS

The validity of the issuance of the common stock offered under this prospectus supplement and accompanying base prospectus and certain other legal matters with respect to this offering will be passed upon for us by McGuireWoods LLP, Richmond, Virginia. Certain legal matters will be passed upon for the Sales Agent by Ballard Spahr LLP, Philadelphia, Pennsylvania.

EXPERTS

The consolidated financial statements incorporated in this prospectus supplement by reference from our Annual Report on Form 10-K for the year ended September 30, 2019 and the effectiveness of our internal control over financial reporting have been audited by Brown, Edwards & Company, L.L.P., an independent registered public accounting firm as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

$40,000,000

RGC Resources, Inc.

Common Stock

We may from time to time offer and sell shares of our common stock, par value $5.00 per share, in one or more offerings with an aggregate offering amount of up to $40,000,000.

This prospectus provides you with a general description of the common stock that we may offer and a general description of the manner in which we may offer it. Each time we offer shares of our common stock, we will provide a prospectus supplement that contains more specific information about the terms of the offering, including the specific manner in which those shares will be sold and the prices at which those shares will be sold. We may also supplement, update or amend in the prospectus supplement any of the information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before investing in shares of our common stock.

We may sell shares of our common stock through agents or underwriters and dealers that we select. If agents, underwriters or dealers are used to sell shares, we will name them and describe their compensation in the applicable prospectus supplement.

Our common stock trades on the NASDAQ Global Market under the symbol RGCO. On February 4, 2020, the last reported sales price of our common stock, as reported on the NASDAQ Global Market, was $25.82 per share.

Investing in our common stock involves certain risks. See “Risk Factors” on page 8 of this prospectus and in any accompanying prospectus supplement, as well as the Risk Factors section of our most recent Annual Report on Form 10-K and the other reports we file with the Securities and Exchange Commission. You should carefully consider these factors before investing in shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 14, 2020.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell shares of our common stock in one or more offerings with an aggregate offering amount of up to $40,000,000.

This prospectus provides you with a general description of the shares of common stock we may offer and a general description of the manner in which we may offer it. Each time we offer shares of common stock under this prospectus, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also supplement, update or amend information contained in this prospectus. You should carefully read both this prospectus and the accompanying prospectus supplement, together with the additional information incorporated into this prospectus, as described below, and the information described under the heading “Where You Can Find More Information,” before investing in our common stock.

You should rely only on the information contained in or incorporated by reference into this prospectus and any prospectus supplement. We have not authorized anyone to provide you with additional or different information. If anyone provides you with additional or different information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell, nor a solicitation of an offer to buy, shares of our common stock in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since the relevant date.

We will not use this prospectus to offer and sell securities unless it is accompanied by a prospectus supplement that more fully described the terms of the applicable offering.

When we use the terms “we,” “our,” “us,” RGC Resources” or the “Company” in this prospectus, we are referring to RGC Resources, Inc, a Virginia corporation, and its consolidated subsidiaries.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our file number with the SEC is 000-26591. Our SEC filings are available to the public over the Internet on the SEC’s website at http://www.sec.gov. Our website address is http://www.rgcresources.com. Information appearing on our website (other than the documents expressly incorporated by reference as described below) is not incorporated by reference into this prospectus and you should not consider such information a part of this prospectus.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents without restating that information in this document. The information incorporated by reference into this prospectus is considered to be part of this prospectus, and information we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus and prior to the termination of the applicable offering, will automatically update and supersede the information contained in this prospectus and the documents listed below. We incorporate by reference into this prospectus the documents listed below, except to the extent information in those documents differs from information contained in this prospectus, and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including exhibits (however, unless specifically indicated, we do not incorporate by reference, whether listed below or filed in the future, current reports, or any portion thereof, furnished under Item 2.02 or Item 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K):

•	Our Annual Report on Form 10-K for the year ended September 30, 2019, filed December 3, 2019;

•	Our Quarterly Report on Form 10-Q for the quarter ended December 31, 2019 filed February 5, 2020;

•	Our Current Reports on Form 8-K, or amendments thereto, filed November 26, 2019, December 9, 2019, December 23, 2019, December 23, 2019, February 4, 2020, February 5, 2020 and February 5, 2020; and

•	The description of our common stock contained in Exhibit 99.1 to Amendment No. 1 to Current Report on Form 8-K filed February 5, 2020.

Upon written or oral request, we will provide a copy of any of the documents incorporated herein by reference, without charge, to each person, including any beneficial owner, to whom this prospectus is delivered. Requests for any such documents should be directed to:

RGC Resources, Inc.

519 Kimball Avenue, N.E.

Roanoke, Virginia 24016

Attn: Investor Relations

(540) 777-3853

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CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This prospectus may contain or incorporate by reference forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the safe harbor provided by Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Examples include statements relating to such matters as anticipated financial performance, business prospects, technological developments, new products, research and development activities and similar matters. These statements, by their nature, involve estimates, projections, forecasts and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. Factors that could cause actual results or outcomes to differ from those in the forward-looking statements may accompany the statements themselves. In addition, generally applicable factors that could cause actual results or outcomes to differ from those in the forward-looking statements are, or will be, discussed under the heading “Risk Factors” and elsewhere in the reports we file with the SEC, which are incorporated herein by reference, and in any prospectus supplement.

Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances occurring or arising after the date on which it is made.

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ABOUT RGC RESOURCES, INC.

RGC Resources, incorporated in Virginia in July 1998, is an energy services company primarily engaged in the regulated sale and distribution of natural gas to residential, commercial and industrial customers in Roanoke, Virginia and the surrounding localities through its Roanoke Gas Company subsidiary. RGC Resources’ utility operations are regulated by the Virginia State Corporation Commission, which oversees the terms, conditions and rates to be charged to the Company’s natural gas customers. RGC Resources also holds, through RGC Midstream, LLC, a 1% interest in Mountain Valley Pipeline, LLC, which was created in August 2014 for the purpose of constructing a natural gas pipeline connecting an existing natural gas gathering and transmission system in northern West Virginia to another interstate pipeline in south central Virginia.

The Company’s principal executive offices are located at 519 Kimball Avenue, N.E., Roanoke, Virginia 24016 and its telephone number is (540) 777-4427.

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RISK FACTORS

Investing in our common stock involves certain risks. Our business is influenced by many factors that are difficult to predict, involve uncertainties that may materially affect actual results and are often beyond our control. We have identified a number of these factors under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended September 30, 2019, which are incorporated by reference in this prospectus, as well as in other information included or incorporated by reference in this prospectus and any prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as the other information we include or incorporate by reference in this prospectus and any prospectus supplement.

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USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the shares of our common stock offered under this prospectus to finance capital expenditures and for other general corporate purposes, including to reduce indebtedness or to fund future acquisitions of, or investments in, assets or businesses.

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DESCRIPTION OF COMMON STOCK

The following summary of the terms of our common stock may not be complete and is subject to, and qualified in its entirety by reference to, the description of our common stock contained in Exhibit 99.1 to Amendment No. 1 to Current Report on Form 8-K filed February 5, 2020, which is incorporated herein by reference, and the provisions of our articles of incorporation and bylaws. You should read this summary together with the description of our common stock noted above, as well as our articles of incorporation and bylaws, before investing in our common stock.

Authorized and Outstanding Shares

We are authorized to issue 20,000,000 shares of common stock, par value $5.00. As of January 31, 2020, approximately 8,112,424 shares of our common stock were issued and outstanding. All of our issued and outstanding shares of common stock are fully paid and non-assessable.

Voting Rights

All voting rights are vested in the holders of our common stock. Each share of common stock is entitled to one vote in the election of directors and on other matters requiring shareholder action. Holders of our common stock are not entitled to cumulative voting rights. The voting rights of holders of our common stock may be impacted by any voting rights associated with shares of preferred stock issued by us in the future.

Dividend Rights

Holders of our common stock are entitled to receive such dividends as may be declared by our Board of Directors. Dividends may be paid in cash, stock or other form. The dividend rights of holders of our common stock may be subject to the dividend rights of holders of any shares of preferred stock issued by us in the future.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of our common stock will be entitled to share equally in all assets remaining after the payment of all liabilities and any accrued dividends and liquidation preferences on any shares of preferred stock then outstanding.

Other Rights

Holders of our common stock have no preemptive, subscription, redemption or conversion rights, and there are no sinking fund provisions applicable to our common stock.

Listing

Our common stock is traded on the NASDAQ Global Market under the symbol RGCO.

Transfer Agent and Registrar

Broadridge Corporate Issuer Solutions, Inc. serves as transfer agent and registrar for our common stock.

Preferred Stock

We are authorized to issue 5,000,000 shares of preferred stock, no par value. As of January 31, 2020, no shares of preferred stock were outstanding. Our board of directors has full authority, without shareholder approval, to establish and issue one or more series of preferred stock. Our board of directors also has full

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authority to determine the number of shares of each series and the rights (which may include voting rights), preferences and limitations of each series. All series of our preferred stock would rank, with respect to dividends and liquidation rights, senior to our common stock. The future issuance of any series of preferred stock could also adversely impact the voting rights of the holders of our common stock.

Anti-Takeover Matters

Certain provisions of the Virginia Stock Corporation Act and our articles of incorporation and bylaws may have an anti-takeover effect and deter certain transactions that our shareholders may otherwise consider to be in their best interest, including transactions that might result in our shareholders receiving a premium for their shares. The provisions of this type in our articles and bylaws include, among others, those relating to our classified board of directors, our “blank check” preferred stock and the requirements for calling a special meeting of shareholders. The provisions of this type in the Virginia Stock Corporation Act include, among others, the affiliated transactions statute and the control share acquisitions statute. For a more detailed discussion of these provisions, see the description of our common stock contained in Exhibit 99.1 to Amendment No. 1 to Current Report on Form 8-K filed February 5, 2020, which is incorporated herein by reference.

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PLAN OF DISTRIBUTION

We may sell the shares of common stock offered under this prospectus in any of the ways described below or in any way set forth in an applicable prospectus supplement:

•	to or through underwriters, brokers or dealers;

•	through one or more agents, including in an “at-the-market” offering within the meaning of Rule 415 under the Securities Act;

•	directly to purchasers or to a single purchaser;

•

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction; or

•	through a combination of any of these methods of sale.

The distribution of shares of common stock offered under this prospectus may be effected from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We will set forth in a prospectus supplement the terms of a particular offering of shares of our common stock under this prospectus, including:

•	the method of distribution of the shares being sold and any applicable restrictions;

•	the name or names of any agents or underwriters;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	any overallotment options under which underwriters may purchase additional shares of stock from us;

•	any agency fees or underwriting discounts or other items constituting agents’ or underwriters’ compensation;

•	any initial public offering price; and

•	any discounts or concessions allowed or re-allowed or paid to dealers.

Underwriters may offer and sell the shares of common stock offered under this prospectus from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price, or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the shares will be subject to the conditions set forth in an underwriting agreement between us and the underwriters. If underwriters are used in the sale of any shares, the shares will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The shares may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the shares will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the shares if they purchase any of the shares. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement or a free writing prospectus, naming the underwriter, the nature of any such relationship.

Any offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

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We may from time to time engage a firm to act as our agent for one or more offerings of our shares of common stock under this prospectus. We sometimes refer to this agent as our “offering agent.” If we reach agreement with an offering agent with respect to a specific offering, including the number of shares and any minimum price below which sales may not be made, then the offering agent will try to sell such shares on the agreed terms. The offering agent could make sales in privately negotiated transactions or using any other method permitted by law, including sales deemed to be through an “at the market” offering as defined in Rule 415 under the Securities Act, including sales made directly on the NASDAQ Global Market, or sales made to or through a market maker other than on an exchange. The offering agent will be deemed to be an “underwriter” within the meaning of the Securities Act with respect to any sales effected through an “at the market” offering.

Agents, underwriters and other third parties described above may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution from us with respect to payments that the agents, underwriters, or other third parties may be required to make in respect of these civil liabilities. Agents, underwriters, and such other third parties may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Certain underwriters may use the prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the shares of common stock. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale.

Certain persons participating in an offering may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with rules and regulations under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of shares in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the shares originally sold by the dealer are purchased in a short covering transaction to cover short positions. Those activities may cause the price of the shares to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

To the extent permitted by and in accordance with Regulation M under the Exchange Act, any underwriters who are qualified market makers on the NASDAQ Global Market may engage in passive market making transactions in our shares of common stock on the NASDAQ Global Market during the business day prior to the pricing of an offering, before the commencement of offers or sales. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

We also may sell any of the shares of common stock offered under this prospectus through other agents designated by us from time to time. We will name any agent involved in the offer or sale of the shares and will list any commissions payable by us to these agents in the applicable prospectus supplement. These agents will be acting on a best efforts basis to solicit purchases for the period of their appointment, unless stated otherwise in the applicable prospectus supplements.

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EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended September 30, 2019 and the effectiveness of our internal control over financial reporting have been audited by Brown, Edwards & Company, L.L.P., an independent registered public accounting firm as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

The validity of the shares of common stock offered under this prospectus will be passed upon for us by McGuireWoods, LLP, Richmond, Virginia. Underwriters, dealers or agents, if any, who we identify in a prospectus supplement may have their own counsel pass upon certain legal matters in connection with the shares of common stock offered under this prospectus.

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